UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2007

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 795-1800

Registrant’s telephone number, including area code:

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2007, Emergent BioDefense Operations Lansing Inc. (“Emergent BioDefense Operations”), a wholly owned subsidiary of Emergent BioSolutions Inc., entered into a Loan Agreement with Fifth Third Bank (the “Loan Agreement”). Additional information regarding the Loan Agreement is set forth below in Item 2.03 and is incorporated by reference in this Item 1.01 in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated by reference in this Item 2.03 in its entirety.

The Loan Agreement provides for a revolving line of credit of up to $15.0 million. Any outstanding principal under the Loan Agreement is due upon maturity on May 15, 2008. Interest is payable monthly and accrues at an annual rate equal to 0.375% less than the prime rate of interest established from time to time by Fifth Third Bank. The Loan Agreement is primarily secured by accounts receivable under BioThrax® supply contracts with the U.S. Department of Defense and the U.S. Department of Health and Human Services (the “Government Contracts”). The principal amount outstanding at any time under the Loan Agreement may not exceed 75% of total eligible accounts receivable under the Government Contracts. Among other criteria, eligible accounts receivable may not be more than 90 days old from the earlier of the original invoice date or the date of shipment or performance of services that give rise to the account receivable.

Payment obligations under the Loan Agreement may be accelerated upon the occurrence of an event of default under the Loan Agreement. Events of default under the Loan Agreement include, subject in some cases to specified cure periods, payment defaults; defaults in the performance of obligations; failure to comply with covenants; any default in the payment of other indebtedness that gives the holder thereof the right to accelerate the maturity of such indebtedness in an amount in excess of $250,000; inaccuracy of representations and warranties in any material respect; termination of any guarantee; material failure to perform any obligation under a Government Contract or termination of a Government Contract other than by expiration in accordance with its terms; an order, judgment or other action of a court or governmental agency preventing the sale of BioThrax under any Government Contract; and bankruptcy and insolvency related defaults.

The Loan Agreement contains affirmative and negative covenants customary for financings of this type. Negative covenants in the Loan Agreement limit the ability of Emergent BioDefense Operations to: incur indebtedness and liens; sell assets; make loans, advances or guarantees; enter into mergers or similar transactions; enter into transactions with affiliates; and amend the terms of any Government Contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2007	EMERGENT BIOSOLUTIONS INC.
	By:	/s/R. Don Elsey R. Don Elsey Senior Vice President Finance & Administration